UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2020

OneWater Marine Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39213	83-4330138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6275 Lanier Islands Parkway Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 541-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ONEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 6, 2020, OneWater Marine Inc., a Delaware corporation (the “Company”), One Water Marine Holdings, LLC, a Delaware limited liability company (“OneWater LLC’’), and One Water Assets & Operations, LLC, a Delaware limited liability company (“Opco”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and SunTrust Robinson Humphrey, Inc. (the “Underwriters”), relating to the offer and sale of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Company, and the purchase by the Underwriters, of 4,615,385 shares of Common Stock at a price to the public of $12.00 per share. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 692,308 additional shares of Common Stock. The material terms of the Offering are described in the prospectus, dated February 6, 2020 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 10, 2020, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-232639), initially filed by the Company on July 12, 2019 (as amended, the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on February 11, 2020, subject to the satisfaction of customary closing conditions, and the Company expects to receive proceeds from the Offering of approximately $47.3 million (net of underwriting discounts, commissions and estimated offering expenses), assuming the Underwriters do not exercise the option to purchase additional shares of Common Stock pursuant to the terms of the Underwriting Agreement. As described in the Prospectus, the Company intends to contribute all of the net proceeds from the Offering to OneWater LLC in exchange for units in OneWater LLC (“OneWater LLC Units”). OneWater LLC will use such net proceeds, together with cash on hand and borrowings under its credit facility, to redeem all outstanding preferred units in Opco (“Opco Preferred Units”) held by certain affiliates of Goldman Sachs & Co. LLC and The Beekman Group (“Beekman”).

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On February 6, 2020, the Board of Directors of the Company (the “Board”) increased the size of the Board to seven and appointed Christopher W. Bodine, Jeffrey B. Lamkin, Mitchell W. Legler, John F. Schraudenbach, Keith R. Style and John G. Troiano as members of the Board.

As compensation for services provided as a member of the Board, Messrs. Bodine, Lamkin, Legler, Schraudenbach, Style and Troiano will receive (i) an annual cash retainer of $75,000 and (ii) an annual restricted stock unit grant valued, on the date of grant, at $75,000, which will vest one year following the date of grant. In addition, non-employee independent directors will be required, within five years of joining the board, to hold shares of common stock with a value of $225,000 (or three times the value of the base annual retainer paid to non-employee independent directors).

Messrs. Schraudenbach, Legler and Lamkin will serve on the Board’s Audit Committee. Mr. Schraudenbach will serve as the chairman of the Audit Committee and will receive an additional annual cash retainer of $20,000. Messrs. Troiano, Bodine and Style will serve on the Board’s Compensation Committee. Mr. Troiano will serve as the chairman of the Compensation Committee and will receive an additional annual cash retainer of $15,000. Messrs. Bodine, Legler and Style will serve on the Board’s Nominating and Governance Committee. Mr. Bodine will serve as the chairman of the Nominating and Governance Committee and will receive an additional annual cash retainer of $10,000. Mr. Legler will serve as the chairman of the Board and will receive an additional annual cash retainer of $30,000.

Except as previously disclosed in the Registration Statement and the Prospectus, there are no arrangements or understandings between Messrs. Bodine, Lamkin, Legler, Schraudenbach, Style and Troiano and any other person pursuant to which he was selected as a director. Each of Messrs. Bodine, Lamkin, Legler, Schraudenbach, Style and Troiano has no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Except as previously disclosed in the Registration Statement and the Prospectus, there are no transactions in which Messrs. Bodine, Lamkin, Legler, Schraudenbach, Style and Troiano have an interest requiring disclosure under Item 404(a) of Regulation S-K. As previously disclosed in the Registration Statement and the Prospectus, Mr. Troiano is the chief executive officer and Managing Partner of Beekman. Beekman holds certain Opco Preferred Units and warrants (the “LLC Warrants”) to acquire OneWater LLC Units. As described above and in the Registration Statement and Prospectus, the Company intends to contribute the proceeds of the Offering to OneWater LLC, which intends to use the net proceeds from the Offering, together with cash on hand and borrowings under its credit facility, to redeem all of the shares of Opco Preferred Units, including those Opco Preferred Units held by Beekman. As part of the reorganization transactions effected as part of the Offering, Beekman will also exercise its LLC Warrants for OneWater LLC Units.

Indemnification Agreements

On February 6, 2020, in connection with the Offering, the Company also entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). The Indemnification Agreements require the Company to indemnify each such individual to the fullest extent permitted under Delaware law against liability that may arise by reason of such individual’s service to the Company, and to advance expenses incurred as a result of any proceeding against such individual as to which he or she could be indemnified.

The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreements, which are attached as Exhibits 10.1 through 10.9 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of February 6, 2020, by and among OneWater Marine Inc., One Water Marine Holdings, LLC, One Water Assets & Operations, LLC, Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and SunTrust Robinson Humphrey, Inc.

10.1	Indemnification Agreement (Austin Singleton).
10.2	Indemnification Agreement (Anthony Aisquith).
10.3	Indemnification Agreement (Jack Ezzell).
10.4	Indemnification Agreement (Christopher W. Bodine).
10.5	Indemnification Agreement (Jeffrey B. Lamkin).
10.6	Indemnification Agreement (Mitchell W. Legler).
10.7	Indemnification Agreement (John F. Schraudenbach).
10.8	Indemnification Agreement (Keith R. Style).
10.9	Indemnification Agreement (John G. Troiano).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEWATER MARINE INC.

	By:	/s/ Philip Austin Singleton, Jr.
		Name:	Philip Austin Singleton, Jr.
		Title:	Founder and Chief Executive Officer
Date: February 10, 2020